Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of DWS Value Equity Trust on Form N-1A ("Registration Statement") of our report dated April 27, 2009 relating to the financial statements and financial highlights which appears in the February 28, 2009 Annual Report to Shareholders of the DWS S&P 500 Plus Fund (formerly DWS Enhanced S&P 500 Index
Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 23, 2009